UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 16, 2008

                                   CDEX, INC.
             (Exact name of registrant as specified in its charter)

               Nevada                     000-49845             52-2336836
  (State or other jurisdiction of        (Commission         (I.R.S. Employer
   incorporation or organization)        File Number)       Identification No.)

            4555 South Palo Verde, Suite 123
                     Tucson, Arizona                                85714
        (Address of principal executive offices)                 (Zip Code)

                                 (520) 745-5172
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Effective January 16, 2008, CDEX, Inc., a Nevada corporation ("Registrant"), announced the appointment of August F. DeLuca as Registrant's Chief Financial Officer ("CFO") and Vice President of Finance. Prior to the appointment, Mr. DeLuca had served for the past nine months as Registrant's acting CFO, and the parties have renewed the Consulting Agreement under which he was employed.

         Mr. DeLuca will supervise all accounting and financial activities, treasury, financial modeling and risk management. Mr. DeLuca has a distinguished career of over 30 years of service in senior level financial positions. He has served as CFO of a number of companies, both public and private, including ELCO Textron, Inc and MSL Industries, Inc. More detailed biographical information is available on Registrant's web-site at www.cdex-inc.com.

         A copy of a press release issued on January 22, 2008 announcing Mr. DeLuca's appointment is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits

   Exhibit
   Number                  Title of Document                     Location
-------------  ------------------------------------------  ---------------------

    99.1        Press Release, dated January 22, 2008            Attached

-------------  ------------------------------------------  ---------------------


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CDEX, INC.


Date: January 22, 2008                  By    /s/ Malcolm H. Philips, Jr.
                                              ----------------------------------
                                              Malcolm H. Philips, Jr., President



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